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                                                            Exhibit 99.24(b)(13)

                                                                January 24, 1996


     Albert H. Elfner, III, President and
       Chief Executive Officer
     Keystone Emerging Markets Fund
     200 Berkeley Street
     Boston, Massachusetts  02116-5034

         Re:      Subscription for Shares

     Dear Mr. Elfner:

         Keystone Investment Management Company ("Keystone"), in consideration of the formation of Keystone Emerging Markets Fund (the "Fund") as a Massachusetts business trust, hereby subscribes to 10,000 shares of beneficial interest, without par value, of the Fund (the "Shares") and agrees to pay $100,000 for the Shares ($10.00 each). We hereby advise you that the purchase of the Shares pursuant to this subscription will be made for investment purposes and not with a view to the distribution of the Shares.

         This subscription shall be payable and the Shares subscribed for in this letter shall be issued prior to the effective date of the registration of the Shares under the Securities Act of 1933. The payment of this subscription shall be in cash and may be made in such increments and in such classes of shares of the Fund as Keystone deems appropriate.

         Please indicate your agreement and acceptance of this subscription by signing below.

                                          KEYSTONE INVESTMENT MANAGEMENT COMPANY


                                          By:/s/ Rosemary D. Van Antwerp
                                             ------------------------------
                                             Rosemary D. Van Antwerp
                                             Senior Vice President,
                                             Secretary and General Counsel

     Accepted and Agreed to
     on January 24, 1996

     KEYSTONE EMERGING MARKETS FUND



     By: /s/ Albert H. Elfner, III
        --------------------------
        Albert H. Elfner, III
        President
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